UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On July 8, 2010, the Global PlayStation 3 Format Licensed Publisher Agreement (“Agreement”) was fully executed by and between THQ Inc. (“THQ” or the “Registrant”) and Sony Computer Entertainment Europe Limited (“SCE Company”).  The Agreement grants the Registrant the right to publish, develop, have manufactured, market, advertise, distribute and sell video games for the PLAYSTATION3 computer entertainment system until March 31, 2012, with automatic one-year renewal terms thereafter, in the PAL territories as specified in the regional rider to the Agreement.  The SCE Company charges the Registrant royalties under the Agreement for each game unit manufactured and such amounts are subject to adjustment by the SCE Company at its discretion.  The SCE Company has the right to review, evaluate and approve a game proposal, various stages of a game’s work-in-progress and the final version of each game, including the game’s packaging.

In addition, the Registrant must indemnify the SCE Company with respect to all claims, demands, losses, liabilities, damages, expenses and costs resulting from any claim against the SCE Company involving (i) breach of any of the provisions of the Agreement, (ii) any claims for intellectual property infringement, (iii) any claims related to the Registrant’s games played online, (iv) any claims of or in connection with any personal or bodily injury (including death) or property damage arising out of the development, marketing, advertising, sale, distribution or use of the Registrant’s games, or (v) any federal, state or foreign civil or criminal actions relating to the Registrant’s games.  The SCE Company must indemnify the Registrant with respect to all third-party claims, demands, losses, liabilities, damages, expenses and costs resulting from any claim against the Registrant arising from or in connection with a breach of any of the representations or warranties provided by the SCE Company in the Agreement.

The Agreement may be terminated immediately upon written notice by the SCE Company in the event of (i) a breach by the Registrant under this Agreement or under any other agreement entered into between the SCE Company or any of its affiliates and the Registrant, (ii) if the Registrant no longer exercises any of the rights granted by the SCE Company under the Agreement, (iii) if the Registrant becomes insolvent, (iv) if the controlling interest in the Registrant is transferred to certain parties, (v) if the Registrant enters into a business relationship with a third party related to the design or development of competitive interactive devises or products, (vi) if the Registrant files or causes to file litigation against the SCE Company, (vii) if the Registrant defaults on any payments owed to the SCE Company, or (viii) if the Registrant engages in hacking of any software for any PlayStation format.  The SCE Company may also terminate license rights on a game-by-game basis.

Upon termination of the Agreement, in the event the Registrant no longer exercises any of the rights granted by the SCE Company under the Agreement, if the controlling interest in the Registrant is transferred to certain parties, or if the Registrant enters into a business relationship with a third party related to the design or development of competitive interactive devises or products, the Registrant has a period of 90 days to sell any existing product inventory remaining as of the date of termination.  The Registrant must destroy any such inventory remaining after the end of the sell-off period.  Upon termination as a result of any other reason as set forth above, the Registrant must destroy any remaining inventory within five (5) business days of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: July 12, 2010		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs and Corporate Secretary